EX-99.16(17)(b)

JACOB FUNDS II
Jacob Micro Cap Growth Fund
Jacob Small Cap Growth Fund II

Proxy for the Special Meeting of Shareholders – [October 26], 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

The undersigned holder of shares of beneficial interest of Jacob Micro Cap Growth Fund and Jacob Small Cap Growth Fund II (the “Funds”) hereby constitutes and appoints [                        ] as proxy and attorney for the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and act upon all matters at the Special Meeting of Shareholders of the Funds to be held on [October 26], 2012 at [      ] at the offices of Stradley Ronon Stevens and Young, LLP at 2005 Market Street, 26th Floor, Philadelphia, Pennsylvania 19103, and at any and all adjournments thereof, relating to all shares of the Funds held by the undersigned or relating to all shares of the Funds held by the undersigned which the undersigned would be entitled to vote or act, with all the powers the undersigned would possess if personally present. All proxies previously given by the undersigned relating to the meeting are hereby revoked.

YOUR VOTE IS IMPORTANT.  SPECIFY YOUR DESIRED ACTION BY MARKING THE APPROPRIATE SPACE ON THE REVERSE SIDE OF THIS PROXY BALLOT.  THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.  THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSALS REFERRED TO AND ACCORDING TO THEIR BEST JUDGEMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE SPECIAL MEETING.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH

Jacob Micro Cap Growth Fund
Jacob Small Cap Growth Fund II
Special Meeting of Shareholders – [October 26], 2012

Vote by Phone, by Mail, by Fax or via the Internet!

CALL:                    To vote your proxy by phone, call [                  ] and provide the control number found on the reverse side of this proxy card.  Representatives are available to assist you [Monday – Friday 9 a.m. to 10 p.m. Eastern Time].

MAIL:                    To vote your proxy by mail please mark the appropriate space on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

FAX:                      To vote by fax, please fax your ballot to [                    ] (no cover page is needed).

LOG-ON:               To vote on the Internet go to www.proxyonline.com and enter the control number found on the reverse side of this proxy card.

Please sign exactly as your name or names appear above. Joint owners should each sign personally. When signing as attorney, executor, administrator, Trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized Officer. If a partnership, please sign in partnership name by authorized person.
PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Signature and Titles, if applicable                                       Date

Signature (Joint Owners)                                                      Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Jacob Micro Cap Growth Fund
Jacob Small Cap Growth Fund II

 CONTROL NUMBER

PLEASE VOTE YOUR PROXY TODAY!

SPECIFY YOUR DESIRED ACTION BY MARKING THE APPROPRIATE SPACE(S) BELOW. THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE REORGANIZATIONS. THE PERSONS NAMED AS PROXIES HAVE DISCRETIONARY AUTHORITY, WHICH THEY INTEND TO EXERCISE IN FAVOR OF THE PROPOSALS REFERRED TO AND ACCORDING TO THEIR BEST JUDGMENT AS TO ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE BOARD RECOMMENDS YOUR VOTE IN FAVOR OF THE REORGANIZATIONS.

PLEASE FOLD HERE AND RETURN ENTIRE BALLOT – DO NOT DETACH
TO VOTE, MARK A BLOCK BELOW IN BLUE OR BLACK INK.  Example:  ■
	FOR	AGAINST	ABSTAIN
(1)
For Jacob Micro Cap Growth Fund shareholders:
To approve an Agreement and Plan of Reorganization and Termination providing for the (i) transfer of the assets of the Jacob Micro Cap Growth Fund series of Jacob Funds II to the Jacob Micro Cap Growth Fund series of Jacob Funds Inc., in exchange solely for shares of the designated classes of common stock of the Jacob Micro Cap Growth Fund series of Jacob Funds Inc. and the latter’s assumption of the transferor’s liabilities, and (ii) distribution of the shares of the designated classes of the Jacob Micro Cap Growth Fund series of Jacob Funds Inc. pro rata to shareholders in connection with the liquidation of the Jacob Micro Cap Growth Fund series of Jacob Funds II.
	☐	☐	☐

(2)
For Jacob Small Cap Growth Fund II shareholders: To approve an Agreement and Plan of Reorganization and Termination providing for the (i) transfer of the assets of the Jacob Small Cap Growth Fund II series of Jacob Funds II to the Jacob Small Cap Growth Fund series of Jacob Funds Inc., in exchange solely for shares of the designated classes of common stock of the Jacob Small Cap Growth Fund series of Jacob Funds Inc. and the latter’s assumption of the transferor’s liabilities, and (ii) distribution of the shares of the designated classes of the Jacob Small Cap Growth Fund series of Jacob Funds Inc. pro rata to share-holders in connection with the liquidation of the Jacob Small Cap Growth Fund II series of Jacob Funds II.
	☐	☐	☐

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

[BARCODE HERE]                                                         [TAGID HERE]                                                                [CUSIP HERE]